                                                          EXHIBIT 23.2


                  [Letterhead of Coopers & Lybrand]

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of The BISYS Group, Inc. on Form S-8 of our report dated August 15, 1997 on our audits of the consolidated financial statements of The BISYS Group, Inc. and subsidiaries as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997.


                                                /s/ Coopers & Lybrand L.L.P.

New York, New York
October 31, 1997